Exhibit 99.1
Illumina Reports Financial Results for First Quarter 2011
San Diego, Calif., April 26, 2011 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the first quarter of 2011.
First quarter 2011 results:
•	Revenue of $282.5 million, a 47% increase over the $192.1 million reported in the first quarter of 2010.

•	GAAP net income of $24.1 million, or $0.16 per diluted share, compared to net income of $21.2 million, or $0.16 per diluted share, for the first quarter of 2010.

•	Non-GAAP net income of $50.3 million, or $0.35 per diluted share, compared to $26.6 million, or $0.21 per diluted share, for the first quarter of 2010 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income”).
Gross margin in the first quarter of 2011 was 66.6% compared to 68.8% in the comparable period of 2010. Excluding the effect of non-cash charges associated with stock compensation and the amortization of intangibles, non-GAAP gross margin was 68.2% for the first quarter of 2011 compared to 70.3% in the prior year period.
Research and development (R&D) expenses for the first quarter of 2011 were $50.2 million compared to $43.7 million in the first quarter of 2010. R&D expenses included $7.7 million and $5.9 million of non-cash stock compensation expense in the first quarters of 2011 and 2010, respectively. Excluding these charges and contingent compensation expense, R&D expenses as a percentage of revenue were 14.5% compared to 19.2% in the prior year period.
Selling, general and administrative (SG&A) expenses for the first quarter of 2011 were $65.9 million compared to $50.3 million for the first quarter of 2010. SG&A expenses included $12.6 million and $9.8 million of non-cash stock compensation expense in the first quarters of 2011 and 2010, respectively. SG&A expenses also included contingent compensation expense and a change in the fair value of contingent consideration in the first quarter of 2011. Excluding these charges, SG&A expenses as a percentage of revenue were 18.5% compared to 21.1% in the prior year period.

The company generated $88.6 million in cash flow from operations during the first quarter of 2011 compared to $59.1 million in the prior year period. Depreciation and amortization expenses were $15.8 million and capital expenditures were $12.3 million during the first quarter. The company ended the first quarter with $1.1 billion in cash and short-term investments compared to $894.3 million as of January 2, 2011.
Highlights since our last earnings release:
•	Issued $800 million principal amount of 0.25% convertible senior notes due 2016. The offering generated net proceeds of $785.6 million, of which $314.3 million were used to repurchase 4.9 million shares of common stock. On April 18, 2011, we issued an additional $120 million principal amount of 0.25% convertible senior notes due 2016 pursuant to an over-allotment option, which generated additional net proceeds of $117.9 million.

•	Launched a new 8-sample format of the Omni2.5 BeadChip with the same rare variant content of the existing 4-sample Omni2.5 in a more efficient and economical format.

•	Repurchased $24 million of common stock under our 10b5-1 share repurchase program.
Quarterly conference call information
The conference call will begin at 2:30pm Pacific Time (5:30pm Eastern Time) on Tuesday, April 26, 2011. Interested parties may listen to the call by dialing 866-543-6411 (passcode: 85631425), or if outside North America, by dialing +1-617-213-8900 (passcode: 85631425). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.
A replay of the conference call will be available from 6:30pm Pacific Time (9:30pm Eastern Time) on April 26, 2011 through May 3, 2011 by dialing 888-286-8010 (passcode: 66177006), or if outside North America, by dialing +1-617-801-6888 (passcode: 66177006).
Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include substantial non-cash and other charges related to stock compensation expense, loss on the extinguishment of convertible debt, accelerated depreciation, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, amortization expense related to acquired intangible assets, contingent compensation expense, and change in the fair value of contingent consideration. Per share amounts also include the double dilution associated with the accounting treatment of the company’s 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these charges and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
Use of forward looking statements
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, and Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, and (iii) reductions in the funding levels to our primary customers, including as the result of timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’

expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.
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CONTACT:

Investors:	Peter J. Fromen	Media:	Wilson Grabill
	Senior Director		Senior Manager
	Investor Relations		Public Relations
	858-202-4507		858-882-6822
	pfromen@illumina.com		wgrabill@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	April 3, 2011	January 2, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$410,341	$248,947
Short-term investments	724,297	645,342
Accounts receivable, net	181,924	165,598
Inventory, net	150,708	142,211
Deferred tax assets, current portion	17,442	19,378
Prepaid expenses and other current assets	26,761	36,922

Total current assets	1,511,473	1,258,398
Property and equipment, net	125,185	129,874
Goodwill	320,543	278,206
Intangible assets, net	118,419	91,462
Deferred tax assets, long-term portion	2,007	39,497
Other assets	45,522	41,676

Total assets	$2,123,149	$1,839,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,287	$66,744
Accrued liabilities	167,703	156,164
Long-term debt, current portion	111,323	311,609

Total current liabilities	345,313	534,517
Long-term debt	652,083	—
Other long-term liabilities	35,986	28,531
Conversion option subject to cash settlement	25,541	78,390
Stockholders’ equity	1,064,226	1,197,675

Total liabilities and stockholders’ equity	$2,123,149	$1,839,113

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	April 3,	April 4,
	2011	2010
Revenue:
Product revenue	$266,717	$173,679
Service and other revenue	15,798	18,452

Total revenue	282,515	192,131

Cost of Revenue:
Cost of product revenue (a)	85,437	52,939
Cost of service and other revenue (a)	6,052	5,394
Amortization of acquired intangible assets	2,985	1,620

Total cost of revenue	94,474	59,953

Gross profit	188,041	132,178

Operating Expenses:
Research and development (a)	50,200	43,675
Selling, general and administrative (a)	65,931	50,278
Headquarter relocation expense	2,522	—

Total operating expenses	118,653	93,953

Income from operations	69,388	38,225
Other expense, net	(33,380)	(4,864)

Income before income taxes	36,008	33,361
Provision for income taxes	11,871	12,153

Net income	$24,137	$21,208

Net income per basic share	$0.19	$0.18

Net income per diluted share	$0.16	$0.16

Shares used in calculating basic net income per share	126,517	120,668

Shares used in calculating diluted net income per share	153,129	136,407

(a)	Includes total stock-based compensation expense for stock based awards:

	Three Months Ended
	April 3,	April 4,
	2011	2010
Cost of product revenue	$1,512	$1,209
Cost of service and other revenue	210	111
Research and development	7,728	5,898
Selling, general and administrative	12,589	9,781

Stock-based compensation expense before taxes	$22,039	$16,999

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	April 3,	April 4,
	2011	2010
Net cash provided by operating activities	$88,578	$59,065
Net cash used in investing activities	(152,876)	(24,664)
Net cash provided by financing activities	225,481	34,306
Effect of exchange rate changes on cash and cash equivalents	211	(115)

Net increase in cash and cash equivalents	161,394	68,592
Cash and cash equivalents, beginning of period	248,947	144,633

Cash and cash equivalents, end of period	$410,341	$213,225

Calculation of free cash flow (a):
Net cash provided by operating activities	$88,578	$59,065
Purchases of property and equipment	(12,300)	(11,180)

Free cash flow	$76,278	$47,885

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	April 3,	April 4,
	2011	2010
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:
GAAP net income per share — diluted	$0.16	$0.16
Pro forma impact of weighted average shares	0.01	0.01
Adjustments to net income:
Loss on extinguishment of debt	0.19	—
Non-cash interest expense (a)	0.05	0.04
Amortization of acquired intangible assets	0.02	0.01
Contingent compensation expense (b)	0.01	0.01
Headquarter relocation expense (c)	0.02	—
Change in fair value of contingent consideration	—	—
Incremental non-GAAP tax expense (d)	(0.11)	(0.02)

Non-GAAP net income per share — diluted (e)	$0.35	$0.21

Shares used in calculating non-GAAP diluted net income per share	142,176	128,960

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$24,137	$21,208
Loss on extinguishment of debt	27,177	—
Non-cash interest expense (a)	6,501	5,055
Amortization of acquired intangible assets	2,985	1,620
Contingent compensation expense (b)	2,124	919
Headquarter relocation expense (c)	2,522	—
Change in fair value of contingent consideration	270	—
Incremental non-GAAP tax expense (d)	(15,449)	(2,244)

Non-GAAP net income (e)	$50,267	$26,558

(a)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.

(c)	Headquarter relocation expense in Q1 2011 represents accelerated depreciation expense recorded in anticipation of the exit of our current headquarter facilities. During 2011, we expect to incur additional headquarter relocation expenses, the majority of which are non-cash in nature. These expenses include items such as a cease-use loss upon vacating our current headquarters, accelerated depreciation of certain property and equipment, and double rent expense during the transition to the new facility.

(d)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.

(e)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)

	Three Months Ended
	April 3, 2011		April 4, 2010
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
GAAP gross profit	$188,041	66.6%	$132,178	68.8%
Stock-based compensation expense	1,722	0.6%	1,320	0.7%
Amortization of acquired intangible assets	2,985	1.1%	1,620	0.8%

Non-GAAP gross profit	$192,748	68.2%	$135,118	70.3%

Research and development expense	$50,200	17.8%	$43,675	22.7%
Stock-based compensation expense	(7,728)	(2.7%)	(5,898)	(3.1%)
Contingent compensation expense (a)	(1,436)	(0.5%)	(919)	(0.5%)

Non-GAAP research and development expense	$41,036	14.5%	$36,858	19.2%

Selling, general and administrative expense	$65,931	23.3%	$50,278	26.2%
Stock-based compensation expense	(12,589)	(4.5%)	(9,781)	(5.1%)
Contingent compensation expense (a)	(688)	(0.2%)	—	—
Change in fair value of contingent consideration	(270)	(0.1%)	—	—

Non-GAAP selling, general and administrative expense	$52,384	18.5%	$40,497	21.1%

GAAP operating profit	$69,388	24.6%	$38,225	19.9%
Stock-based compensation expense	22,039	7.8%	16,999	8.8%
Headquarter relocation expense (b)	2,522	0.9%	—	0.0%
Amortization of acquired intangible assets	2,985	1.1%	1,620	0.8%
Contingent compensation expense (a)	2,124	0.8%	919	0.5%
Change in fair value of contingent consideration	270	0.1%	—	—

Non-GAAP operating profit (c)	$99,328	35.2%	$57,763	30.1%

GAAP other expense, net	$(33,380)	(11.8%)	$(4,864)	(2.5%)
Loss on extinguishment of debt	27,177	9.6%	—	0.0%
Non-cash interest expense (d)	6,501	2.3%	5,055	2.6%

Non-GAAP other income, net (c)	$298	0.1%	$191	0.1%

(a)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.

(b)	Headquarter relocation expense in Q1 2011 represents accelerated depreciation expense recorded in anticipation of the exit of our current headquarter facilities. During 2011, we expect to incur additional headquarter relocation expenses, the majority of which are non-cash in nature. These expenses include items such as a cease-use loss upon vacating our current headquarters, accelerated depreciation of certain property and equipment, and double rent expense during the transition to the new facility.

(c)	Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

(d)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.